EXHIBIT 23.6


                   [LETTERHEAD OF PRICEWATERHOUSECOOPERS LLP]



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Amendment No. 1 to Form S-1 of World Omni 1999-A Automobile Lease Securitization Trust of our report dated May 26, 1999 (which report expresses an adverse opinion under generally accepted accounting principles and an unqualified opinion as to the statutory basis of accounting) relating to the statutory basis financial statements of American International Specialty Lines Insurance Company as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998, which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Index to Financial Statements of American Specialty Lines Insurance Company" in such Registration Statement.

                                            /s/ PricewaterhouseCoopers LLP
                                            ------------------------------------
                                            PricewaterhouseCoopers LLP


New York, New York
August 18, 1999